Exhibit 99.1

                  McLeodUSA Announces Extension of Forbearance
                             Agreement with Lenders

         o Company focused on capital restructuring
         o No recovery expected for preferred or common stockholders


CEDAR RAPIDS, Iowa - July 21, 2005 - McLeodUSA Incorporated, one of the nation's largest independent, competitive telecommunications services providers, today announced that the Company and its Lenders have agreed to extend until September 9, 2005 the forbearance agreement initially entered into on March 16, 2005 and previously extended to July 21, 2005. Under the terms of the forbearance agreement, the Lenders continue to agree not to take any action as a result of non-payment by the Company of certain principal and interest payments due on or before September 9, 2005 or any related events of default that occur through September 9, 2005.

As previously announced, the Company has been exploring a capital restructuring with its lenders while also attempting to identify a potential strategic partner or buyer. At this time, the Company has concluded that there is not an acceptable strategic partner or buyer and is proceeding to work with its Lenders to complete a capital restructuring where its lenders would convert a substantial portion of their debt to equity and become the majority stockholders of the Company. The parties agreed to extend the forbearance agreement through September 9, 2005 to further prepare for the capital restructuring. There can be no assurances that the Company will be able to reach an agreement with its lenders regarding a capital restructuring on terms and conditions acceptable to the Company prior to the end of the forbearance period.

While the Company continues to explore with its lenders a capital restructuring, none of the alternatives presented to date have suggested that there will be any recovery for the Company's current preferred stock or common stockholders. Accordingly, the Company does not expect its preferred stock or common stock to receive any recovery in a capital restructuring.

The Company believes that by not making principal and interest payments on the credit facilities, cash on hand together with cash flows from operations are sufficient to maintain operations in the ordinary course without disruption of services. The Company does not expect the exploration of the capital restructuring to negatively impact its customers or suppliers. The Company remains committed to continuing to provide the highest level of service to its customers and to maintaining its strong supplier relationships.

About McLeodUSA
---------------

McLeodUSA provides integrated communications services, including local services, in 25 Midwest, Southwest, Northwest and Rocky Mountain states. The Company is a facilities-based telecommunications provider with, as of March 31, 2005, 38 ATM switches, 39 voice switches, 699 collocations, 432 DSLAMs and approximately 2,300 employees. Visit the Company's Web site at www.mcleodusa.com

Some of the statements in this press release include statements about our future expectations. Statements that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Exchange Act and Section 27A of the Securities Act. Such statements may include projections of financial and operational results and goals, including revenue, EBITDA, Adjusted EBITDA, profitability, savings and cash. In some cases, you can identify these so-called "forward-looking statements" by our use of words such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "project," "intend" or "potential" or the negative of those words and other comparable words. These forward-looking statements are subject to known as well as unknown risks and uncertainties that may cause actual results to differ materially from our expectations. Our expectations are based on various factors and assumptions and reflect only our predictions. Factors that could cause actual results to differ materially from the forward-looking statement include technological, regulatory, public policy or other developments in our industry, availability and adequacy of capital resources, our ability to continue as a going concern, our ability to implement a strategic transaction or a capital restructuring, current and future economic conditions, the existence of strategic alliances, our ability to generate cash, our ability to implement process and network improvements, our ability to attract and retain customers, our ability to migrate traffic to appropriate platforms and changes in the competitive climate in which we operate. These and other risks are described in more detail in our most recent Annual Report on Form 10-K filed with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Contact:
McLeodUSA Incorporated, Cedar Rapids, IA
Investor Contact: Bryce Nemitz
Press Contact:    Bruce Tiemann
Phone:  (319) 790-7800